Exhibit 3.2



                       SECOND AMENDED AND RESTATED BY-LAWS
                          OF MPOWER HOLDING CORPORATION
                   (Adopted and Effective on July 30, 2002)



     These Second Amended and Restated By-laws (the "Second Amended and Restated By-laws") amend and restate the First Amended and Restated By-laws of Mpower Holding Corporation (the "Corporation") adopted on June 27, 2001 (the "First Amended and Restated By-laws"), and have been duly adopted in accordance with Sections 109 and 303 of the Delaware General Corporation Law (the "DGCL"), pursuant to the authority granted to the Corporation prior to reorganization (the "Debtor") under Section 303 of the DGCL to put into effect and carry out the Debtor's Joint Plan of Reorganization (the "Plan") under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code"). Provision for the making of these Second Amended and Restated By-laws is contained in the order of the Bankruptcy Court having jurisdiction under the Bankruptcy Code for the reorganization of the Corporation.

     These Second Amended and Restated By-laws amend and restate the First Amended and Restated By-laws by striking out the First Amended and Restated By-laws in their entirety and substituting in lieu thereof the Second Amended and Restated By-laws hereinafter provided for.

     The text of the First Amended and Restated By-laws is amended and restated hereby to read as herein set forth in full:

                          AMENDED AND RESTATED BY-LAWS
                          OF MPOWER HOLDING CORPORATION

                                  ARTICLE ONE

                                    OFFICES
                                    -------

     Section 1.1 Registered Office and Agent. The Corporation shall maintain a registered office and shall have a registered agent whose business office is identical with such registered office.

     Section 1.2 Other Offices. The Corporation may have offices at such place or places, within or without the State of Delaware, as the board of directors of the Corporation (the "Board of Directors") may, from time to time, appoint or as the business of the Corporation may require or make desirable.

                                  ARTICLE TWO

                                  CAPITAL STOCK
                                  -------------

     Section 2.1 Issuance and Notice. Certificates of each class of stock shall be numbered consecutively in the order in which they are issued. They shall be signed by the President and Secretary and the seal of the Corporation shall be affixed thereto. In an appropriate place in the corporate records there shall be entered the name of the person owning the shares, the number of shares and the date of issue. Certificates of stock exchanged or returned shall be canceled and placed in the corporate records. Facsimile signatures may be utilized in accordance with Section 2.2 of this Article.

     Section 2.2 Transfer Agents and Registrars. The Board of Directors may appoint a transfer agent or agents and a registrar or registrars of transfer (other than the Corporation itself or an employee thereof) for the issuance of shares of stock of the Corporation and may require that all stock certificates bear the signature of such transfer agent and registrar. In the event a share certificate is authenticated by both the transfer agent and registrar, any share certificate may be signed by the facsimile of the signature of any of or any two of the Chief Executive Officer, President or Secretary printed thereon. If the same is countersigned by the transfer agent and registrar of the Corporation, the certificates bearing the facsimile of the signatures of the Chief Executive Officer, President or Secretary shall be valid in all respects as if such person or persons were still in office even though such person or persons shall have died or otherwise ceased to be officers.

     Section 2.3 Transfer. Upon the surrender to the Corporation or to the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of assignment of authority to transfer, it shall be the duty of the Corporation to issue a certificate to the person entitled thereto, to cancel the surrendered certificate and to record the transaction upon its books.

     Section 2.4 Lost Certificates. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and shall, if the Board of


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Directors so requires, comply with such other conditions applicable to the circumstances as the Board of Directors may require, including the delivery of a bond of indemnity, in form and with one or more sureties satisfactory to the Board of Directors, in at least double the value of the stock represented by said certificates; whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

     Section 2.5 Stockholders of Record. The Corporation shall be entitled to recognize the exclusive right of a person registered on the books as the owner of shares entitled to receive dividends or to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

     Section 2.6 Determining Stockholders of Record. The Board of Directors shall have the power to close the stock transfer books of the Corporation for a period not exceeding sixty (60) days preceding the date of any meeting of Stockholders or the date for payment of any dividend. Such date shall serve as the record date for the determination of the Stockholders entitled to notice of and to vote at such meeting or to receive payment of such dividend. When a record date is so fixed, only Stockholders of record on that date shall be entitled to notice of and to vote at the meeting or to receive payment of any dividend, notwithstanding any transfer of any shares on the books of the Corporation after the record date.

     Section 2.7 Voting. The holders of the Corporation's Common Stock (as defined in the Corporation's Second Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation")) shall be entitled to one vote for each share of stock outstanding in their name. The holders of any class or series of preferred stock shall have the rights to vote specified in the Corporation's certificate of designations, rights, preferences and privileges governing such preferred stock filed in accordance with the laws of the State of Delaware.

     Section 2.8 Statement of Rights of Holders of Stock. So long as the Corporation is authorized to issue more than one class of stock or more than one series of any class, there shall be set forth on the face or back of each certificate of stock, or the certificate shall have a statement that the Corporation will furnish to any Stockholder upon request and without charge, a full or summary statement of the voting powers, designations, preferences, limitations, restrictions and relative rights of the various classes of stock or series thereof.

                                 ARTICLE THREE

                             STOCKHOLDERS' MEETINGS
                             ----------------------

     Section 3.1 Place of Meetings. All meetings of the Stockholders shall be held at the registered office of the Corporation or at such other place, either within or without the State of Delaware, as the Board of Directors may, from time to time, designate.

     Section 3.2 Annual Meeting. The first annual meeting of the Stockholders shall be held on or within six months after the first anniversary of the Effective Date. Thereafter, an annual meeting of the Stockholders shall be held each year at such time and date between January l and June 30 as shall be designated by the Board of Directors and stated in the notice of the meeting. If an annual meeting has not been called and held by June 30 of any year, such meeting may be called by the holders of ten percent (10%) or more of the voting power of the Corporation outstanding and entitled to vote. At such annual meeting, the Stockholders shall elect a Board of Directors by a plurality vote and transact such other business as may properly be brought before the meeting.

     Section 3.3 Special Meetings.

     A. Calling of Special Meetings. Unless otherwise prescribed by law or the Certificate of Incorporation, and subject to any rights of holders of any shares of preferred stock of the Corporation, special meetings of the Stockholders, for any purpose or purposes, may be called only by the Chairman of the Board of Directors, the Chief Executive Officer, the request in writing of a majority of the Board of Directors in office or the request in writing of Stockholders owning shares representing not less than twenty-five percent (25%) of the voting power of the Corporation issued and outstanding and entitled to vote.

     B. Permissible Matters. Business transacted at all special meetings shall be confined to the objects stated in the call.

     Section 3.4 Notice.

     A. Notice of Meetings. Notice of all meetings of Stockholders shall be given in writing to Stockholders entitled to vote signed by the Secretary or an Assistant Secretary or other person charged with that duty, or, in case of his neglect or refusal, or if there is no person charged with the duty of giving notice, by any Director, Officer or Stockholder.

     B. Method of Notice. A notice may be given by the Corporation to any Stockholder, either personally or by mail or other means of written communication, charges prepaid, addressed to the Stockholder at his address appearing on the books of the Corporation. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with first-class postage thereon, prepaid and addressed to the Stockholder at his address as it appears on the stock transfer books of the Corporation.

     C. Time of Notice. Notice of meeting of Stockholders shall be sent to each Stockholder entitled thereto not less than ten (10) days nor more than sixty
(60) days before the meeting, except in the case of a meeting for the purpose of approving a merger or consolidation agreement in which case the notice must be given not less than twenty (20) days prior to the date of the meeting.

     D. Contents of Notice. Notice of any meeting of Stockholders shall specify the place, the day and the hour of the meeting and the purpose for calling the meeting.

     Section 3.5 Waiver of Notice. Notice of a meeting need not be given to any Stockholder who signs a waiver of notice, in person or by proxy, either before or after the meeting; and a Stockholder's waiver shall be deemed the equivalent of giving proper notice. Attendance of a Stockholder at a meeting, either in person or by proxy, shall by itself constitute a waiver of notice and a waiver of any and all objections to the time or place of the meeting or the manner in which it has been called or convened, unless a Stockholder attends a meeting solely for the purpose of stating, at the beginning of the meeting, any such objection or objections to the transaction of business. Unless otherwise specified herein, neither the business transacted nor the purpose of the meeting need be specified in the waiver.

     Section 3.6 Presence by Telephone. Stockholders may participate in a meeting of the Stockholders by means of a conference telephone or similar communications equipment by which all participants in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.6 shall constitute presence in person at such meeting.

     Section 3.7 Quorum. The majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of Stockholders. If a quorum is present, action on a matter (other than the election of Directors) by the Stockholders is approved if the votes cast by the Stockholders favoring the action exceed the votes cast opposing the action unless provided otherwise (i) under the Certificate of Incorporation, (ii) under the rights and preferences of any class or series of stock authorized, or (iii) under Delaware law. When a quorum is once present to organize a meeting, the Stockholders present may continue to do business at the meeting until adjournment even though enough Stockholders withdraw to leave less than a quorum.

     Section 3.8 Adjournment. Any meeting of the Stockholders may be adjourned by the holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present. Notice of the adjourned meeting or of the business to be transacted at such meeting shall not be necessary, provided the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. Notwithstanding the preceding sentence, if the Board of Directors fixes a new record date for the adjourned meeting with respect to who can vote at such meeting, then notice of the adjourned meeting shall be given to each Stockholder of record on the new record date who is entitled to vote at such meeting, which notice shall be given in accordance with the provisions of Section 3.4 hereof. At an adjourned meeting at which a quorum is present or represented, any business may be transacted which could have been transacted at the meeting originally called.

     Section 3.9 Voting Rights. Each Stockholder shall be entitled at each Stockholders' meeting to one vote for each share of the capital stock having voting power held by such Stockholder except as otherwise provided (i) under the Certificate of Incorporation, or (ii) any certificate of rights, designations, preferences and privileges of any class of capital stock of the Corporation filed in accordance with the laws of the State of Delaware. Neither treasury shares nor shares held by a subsidiary of the Corporation shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

     Section 3.10 Proxies. A Stockholder entitled to vote may vote in person or by proxy executed in writing by the Stockholder or by his attorney-in-fact. If any Stockholder designates two or more persons to act as proxies, a majority of those present at the meeting, or if only one shall be present, then that one, shall have and may exercise all of the powers conferred by such Stockholder upon all of the persons so designated unless the Stockholder shall otherwise provide. A proxy shall not be valid after six (6) months from the date of its execution unless it is coupled with an interest, or unless a longer period is expressly stated in such proxy, which may not exceed seven (7) years from the date of its creation. Every proxy shall be revocable at the


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pleasure of the Stockholder executing it except as may be otherwise provided in the Delaware General Corporation Law (the "DGCL").

     Section 3.11 Election Judges. The Board of Directors, or if the Board of Directors shall not have made the appointment, the chairman presiding at any meeting of Stockholders, shall appoint two or more persons to act as election judges to receive, canvass, certify and report the votes cast by the Stockholders at such meeting; but no candidate for the office of Director shall be appointed as an election judge at any meeting for the election of Directors.

     Section 3.12 Chairman of Meeting. The Chairman of the Board shall preside at all meetings of the Stockholders; and, in the absence of the Chairman of the Board, the Chief Executive Officer shall serve as chairman of the meeting.

     Section 3.13 Secretary of Meeting. The Secretary of the Corporation shall act as secretary of all meetings of the Stockholders; and, in his absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.

     Section 3.14 No Stockholder Action Without a Meeting. Any action required or permitted to be taken by the Corporation's Stockholders must be effected at a duly called annual or special meeting.

                                  ARTICLE FOUR

                                    DIRECTORS
                                    ---------

     Section 4.1 Management of Business. Subject to these By-laws, the full and entire management of the affairs and business of the Corporation shall be vested in the Board of Directors which shall have and which may exercise all of the powers that may be exercised or performed by the Corporation.

     Section 4.2 Number, Qualification and Term of Office. The business and affairs of the Corporation shall be managed by a Board of Directors which shall consist, unless as otherwise provided in the Certificate of Incorporation, of such number of members, not less than three nor more than nine, as shall be determined from time to time by resolution of the Board of Directors at any meeting of the Board of Directors or by the unanimous written consent of the Board of Directors. Each member of the Board of Directors of the Corporation shall be elected by a plurality of the votes cast by the shares entitled to vote for the election of Directors. None of the Directors need be a resident of the State of Delaware or hold shares of stock in the Corporation. Provided that no director designated by the Certificate of Incorporation as a Class II director shall be required to stand for election prior to the second anniversary of the Effective Date, and provided further that no director designated by the Certificate of Incorporation as a Class I director shall be designated as a Class I director after the annual meeting of the stockholders (the "Annual Meeting") first held after the Effective Date, the Board of Directors shall consist of three classes, designated as Class I, Class II, and Class III (without regard for any initial classification provided for in the Certificate of Incorporation) respectively, with the size of each class determined from time to time by resolution of the Board of Directors; each of which classes shall, however, consist of a number of directors as equal as possible, with no class having


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

more than one director more than any other class. Class I shall stand for election at the first Annual Meeting after the second anniversary of the Effective Date, Class II shall stand for election one year thereafter and Class III shall stand for election two years thereafter, and at each annual election held after such classification and election, directors shall be elected for a full term. Nothwithstanding the foregoing (except as otherwise provided for in the Certificate of Incorporation), at least twenty-five percent (25%) of the members of the Board of Directors shall be subject to election each year. Each class of directors shall have a term of office of three years and until their respective successors shall have been elected and qualified, or until a director's earlier resignation or removal.

     Section 4.3 Vacancies.

     A. When Vacancies Occur. Vacancies in the Board of Directors shall exist in the case of happening of any of the following events: (1) the death, resignation or removal of any Directors; (2) a declaration of vacancy by the Board of Directors as provided in Paragraph B below; (3) the authorized number of Directors is increased by resolution of the Board of Directors; or (4) at any meeting of Stockholders at which the Directors are elected, the Stockholders fail to elect the full authorized number of Directors to be voted for at that meeting. A reduction of the authorized number of Directors does not remove any Director prior to the expiration of his term in office.

     B. Declaration of Vacancy. The Board of Directors may declare vacant the office of any Director in either of the following cases: (1) if he is declared of unsound mind by an appropriate court order or convicted of a felony; or
(2) if within sixty (60) days after notice of his election he does not accept the office either in writing or by attending a meeting of the Board of Directors.

     C. Filling Vacancies. Unless the Certificate of Incorporation or a provision of these By-laws approved by the Stockholders provides otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of Directors, the Board of Directors may fill the vacancy. If the Directors remaining in office do not constitute a quorum of the Board of Directors, the Directors may fill the vacancy by affirmative vote of a majority of all the Directors remaining in office. Such appointment by the Stockholders or Directors shall continue until the expiration of the term of the Director whose place has become vacant.

     Section 4.4 Compensation. For their services as Directors, the Directors may receive a fixed sum salary and reimbursement of expenses of attendance at each meeting of the Board as approved by the Stockholders or Board of Directors from time to time. A Director may serve the Corporation in a capacity other than that of Director and receive compensation for the services rendered in such other capacity.

                                       7

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                                  ARTICLE FIVE

                               DIRECTORS' MEETINGS

     Section 5.1 Place of Meetings. The meetings of the Board of Directors may be held at the registered office of the Corporation or at any place, within or without the State of Delaware, which a majority of the Board of Directors may, from time to time, designate.

     Section 5.2 Annual Meeting. The Board of Directors shall meet each year immediately following the annual meeting of the Stockholders at the place such Stockholders' meeting was held or at such other time, date and place as a majority of the Board of Directors may designate. At such annual meeting, Officers shall be elected and such other business may be transacted which is within the powers of the Directors. Notice of the annual meeting of the Board of Directors need not be given.

     Section 5.3 Regular Meetings.

     A. When Regular Meetings Held. Regular meetings of the Board of Directors (which includes the annual meeting) shall be held not less than every three (3) months.

     B. Call of Regular Meetings. All regular meetings of the Board of Directors of the Corporation shall be called by the Chairman of the Board, the Chief Executive Officer or by the President.

     C. Notice of Regular Meetings. Written notice of the time and place of the regular meetings of the Board of Directors shall be delivered personally to each Director or sent to each Director by mail or by other form of written communication (including facsimile transmission) at least two (2) business days before the meeting.

     Section 5.4 Special Meetings.

     A. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or by any two Directors.

     B. Notice of Special Meeting. Written notice of the time and place of special meetings of the Board of Directors shall be delivered personally to each Director or sent to each Director by mail or by other form of written communication (including facsimile transmission) at least two (2) business days before the meeting.

     Section 5.5 Waiver of Notice. A Director may waive in writing notice of a special meeting of the Board of Directors, either before or after the meeting, and his waiver shall be deemed the equivalent of giving notice. Attendance of a Director at a meeting shall constitute a waiver of notice of that meeting unless he attends for the express purpose of objecting to the transaction of business on the grounds that the meeting has not been lawfully called or convened.

     Section 5.6 Purpose of Meeting. Neither the business to be transacted at a regular or special meeting, nor the purpose of such meeting, need be specified in the notice or waiver of notice of such meeting.


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     Section 5.7 Presence by Telephone. Members of the Board of Directors may
participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment by which all Directors participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 5.7 shall constitute presence in person at such meeting.

     Section 5.8 Quorum. Unless otherwise permitted by the DGCL, at meetings of the Board of Directors, a majority of the Directors shall constitute a quorum for the transaction of business. Unless otherwise permitted by the DGCL, only when a quorum is present may the Board of Directors continue to do business at any such meeting. If a quorum is present, the acts of a majority of Directors in attendance shall be the acts of the Board of Directors.

     Section 5.9 Adjournment. A meeting of the Board of Directors may be adjourned. Notice of the time and the place of the adjourned meeting and of the business to be transacted thereat, other than by announcement at the meeting at which the adjournment is taken, shall not be necessary. At an adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

     Section 5.10 Manifestation of Dissent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

     Section 5.11 Action by Consent. If all of the Directors, severally or collectively, consent in writing to any action taken or to be taken by the Corporation and the writing or writings evidencing their consent are filed with the Secretary of the Corporation, the action shall be as valid as though it had been authorized at a meeting of the Board of Directors.

     Section 5.12 Committees. The Board of Directors may from time to time, by majority resolution of the full Board of Directors, appoint from among its members such Committees as the Board of Directors may determine. The members of the Executive Committee, if there is one, shall include the Chief Executive Officer, the President, Chief Financial Officer and such other persons designated by the Board of Directors. If an Executive Committee is formed, such Committee shall, during the interval between meetings of the Board of Directors, advise and aid the Officers of the Corporation in all matters in the Corporation's interest and the management of its business and generally perform such duties and exercise such powers as may be directed or delegated by the Board of Directors from time to time. The Board of Directors may delegate to the Executive Committee authority to exercise all powers of the Board of Directors, excepting powers which may not be delegated to such Committee under Delaware law, while the Board of Directors is not in session. Vacancies in the membership of any Committee which shall be so appointed by the Board of Directors shall be filled by the Board of Directors at a regular meeting or at a special meeting called for that purpose. All


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committees shall keep regular minutes of their proceedings and report the same to the full Board when requested or required.

                                  ARTICLE SIX

                                    OFFICERS
                                    --------

     Section 6.1 Officers. The Officers of the Corporation shall consist of those Officers, if any, as the Board of Directors shall designate from time to time. Upon such action by the Board of Directors, the officers of the Corporation may include a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, a President, a Vice President or Vice Presidents, Secretary, Treasurer and Assistants to the Vice President, Secretary or Treasurer. The Officers shall be elected by and shall serve at the pleasure of the Board of Directors. The same individual may simultaneously hold more than one office in the Corporation.

     Section 6.2 Duties of Officers. All Officers of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as hereinafter provided in these By-laws or as may be determined by action of the Board of Directors to the extent not inconsistent with these By-laws.

     Section 6.3 Chairman of the Board. The Chairman of the Board shall be a member of the Board of Directors. He shall, where present, preside at all meetings of the Board of Directors. In general, he shall perform all duties incident to the office of Chairman of the Board and such other duties as may be prescribed by the Board of Directors from time to time.

     Section 6.4 Chief Executive Officer. The Chief Executive Officer of the Corporation, subject to the control of the entire Board of Directors, shall in general manage, supervise and control all of the business and affairs of the Corporation. He shall present at each annual meeting of Stockholders a report of the business of the Corporation for the preceding fiscal year. He may execute certificates for shares of the Corporation, any deeds, mortgages, bonds or other contracts pursuant to authority (which may be general authority) from the Board of Directors, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the Corporation or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

     Section 6.5 Vice Chairman of the Board. The Vice Chairman of the Board, if there is one, shall serve in the place of the Chairman of the Board in the absence of the Chairman of the Board. The Vice Chairman of the Board shall perform such other duties as may be prescribed by the Board of Directors from time to time.

     Section 6.6 President. The President shall be the Chief Operating Officer of the Corporation and shall have the responsibility for the general supervision of the day-to-day business affairs of the Corporation. He shall be responsible for the day-to-day administration of the Corporation, including general supervision of the implementation of the policies of the Corporation, general and active management of the financial affairs of the Corporation and may execute certificates for shares of the Corporation, deeds, mortgages, bonds or other contracts

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under the seal of the Corporation pursuant to authority (which may be general authority) from the Board of Directors except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the Corporation or shall be required by law to be otherwise signed or executed. The President shall also perform whatever other duties the Board of Directors may from time to time prescribe.

     Section 6.7 Vice Presidents. The Vice President or Vice Presidents shall perform such duties and have such powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe. The Board of Directors or the Chief Executive Officer may designate the order of seniority of Vice Presidents, in the event there is more than one, and may designate one or more Vice Presidents as Senior Vice Presidents. The duties and powers of the President shall disburse first to the Senior Vice President or to the Vice Presidents in the order of seniority specified by the Board of Directors or the Chief Executive Officer.

     Section 6.8 Secretary. The Secretary shall (i) keep minutes of all meetings of the Stockholders and Directors, (ii) have charge of the minute books, stock books and seal of the Corporation, (iii) may execute certificates for shares of the Corporation and (iv) perform such other duties and have such other powers as may, from time to time, be delegated to him by the Board of Directors or the Chief Executive Officer.

     Section 6.9 Treasurer. The Treasurer shall:

          (1) Funds - Custody and Deposit. Have charge and custody of, and be responsible for, all funds and securities of the Corporation and shall deposit all such funds and other valuable effects in the name and to the credit of the Corporation in such depositories as shall be authorized by the Board of Directors.

          (2) Funds - Receipt. Give receipts for all moneys due and payable to the Corporation.

          (3) Funds - Disbursement. Disburse the funds of the Corporation, keeping proper vouchers for such disbursements.

          (4) Maintain Accounts. Keep and maintain adequate and correct accounts of the Corporation's properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares.

          (5) Other Duties. Perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or the Chief Executive Officer.

     Section 6.10 Assistant Vice Presidents, Assistant Secretary and Assistant Treasurer. Assistants to the Vice Presidents, Secretary and Treasurer may be appointed and shall have such duties as shall be delegated to them by the Board of Directors or the Chief Executive Officer.

     Section 6.11 Delegation of Duties. In case of the absence of any Officer of the Corporation, or for any other reason and for any duration that the Board of Directors may deem

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advisable, the Board of Directors may delegate the powers or duties, or any of them, of such Officer to any other Officer, or to any Director, provided a majority of the entire Board of Directors concurs therein.

     Section 6.12 Removal of Officers. Any Officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in the judgment of a majority of the members of the Board of Directors, the best interest of the Corporation will be served thereby. The removal of any such Officer shall be without prejudice to the contract rights, if any, of the person so removed; however, the election or appointment of an Officer shall not in and of itself create any contract rights.

     Section 6.13 Vacancies. When a vacancy occurs in one of the executive offices by death, resignation or otherwise, it shall be filled by the Board of Directors. The Officer so elected shall hold office until his successor is chosen and qualified.

     Section 6.14 Compensation. The Board of Directors shall prescribe or fix the salaries, bonuses, pensions, benefits under pension plans and profit sharing plans, stock option plans and all other plans, benefits and compensation to be paid or allowed to or in respect of (i) all Officers and any or all employees of the Corporation, including Officers and employees who may also be Directors of the Corporation and (ii) the Directors of the Corporation, as such. Directors of the Corporation shall not be disqualified from voting on their own or any other person's plan, benefit or compensation to be paid by the Corporation merely because they or such other person is a Director or an Officer or an employee of the Corporation. The Board of Directors may delegate these functions to any Officer not a Director except those determinations involving an Officer or Director.

                                 ARTICLE SEVEN

                                      SEAL
                                      ----

     Section 7.1 Seal. The seal of the Corporation shall be in such form as the Board of Directors may, from time to time, determine. In the event it is inconvenient to use such a seal at any time, the signature of the Corporation followed by the words "Corporate Seal" enclosed in parentheses or scroll shall be deemed the seal of the Corporation. The seal shall be in the custody of the Secretary and affixed by him or any Assistant Secretary on the certificates of stock and such other papers as may be directed by law, by these By-laws or by the Chairman of the Board, the Chief Executive Officer, the President or Board of Directors.

                                 ARTICLE EIGHT

                                   AMENDMENTS
                                   ----------

     Section 8.1 Amendments. These By-laws may be amended at any meeting of the Board of Directors by the affirmative vote of a majority of the Directors except as otherwise provided herein or except as prohibited by law.

                                  ARTICLE NINE

                          INDEMNIFICATION AND INSURANCE
                          -----------------------------

     Section 9.1 Indemnification.

     A. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     B. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     C. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 9.01A and B of these By-laws, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     D. Any indemnification under Section 9.01A and B of these By-laws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 9.01A and B of these By-laws. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders of the Corporation.

     E. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation pursuant to this Article IX. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

     F. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     G. For purposes of this Article IX, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     H. For purposes of this Article IX, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this
Article IX.

     I. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 9.2 Insurance for Indemnification. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of Section 145 of the DGCL.

                                  ARTICLE TEN

                                    DEALINGS
                                    --------

     Section 10.1 Related Transactions. No contract or other transaction between this Corporation and any other firm, association or Corporation shall be affected or invalidated by the fact that any of the members of the Board of Directors of this Corporation are interested in or are members, Stockholders, governors or directors of such firm, association or Corporation; and no contract, act or transaction of this Corporation with any individual firm, association or Corporation shall be affected or invalidated by the fact that any of the members of the Board of Directors of this Corporation are parties to or interested in such contract, act or transaction or are in any way connected with such individual, firm, association or Corporation. Each and every individual who may become a member of the Board of Directors of this Corporation is hereby relieved from any liability that might otherwise exist from contracting with this Corporation for the benefit of himself or herself or any firm, association or Corporation in which he or she may in any way be interested. Notwithstanding the above, the provisions of this Section 10.1 shall be applicable only in the absence of fraud and only where the interest in such transaction of an interested party has been disclosed and the interested party, if a Director, has abstained from a vote thereon.

                                 ARTICLE ELEVEN

                             DIVIDENDS AND RESERVES
                             ----------------------

     Section 11.1 Dividends. The Board of Directors of the Corporation may from time to time declare, and in such event the Corporation shall pay, dividends on the Corporation's outstanding shares in cash, property or the Corporation's own shares, except when the Corporation is insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the Certificate of Incorporation or any applicable law, subject to the following:

     A. Dividends may be declared and paid in the Corporation's own shares out of any treasury shares that have been reacquired by the Corporation.

     B. Dividends may be declared and paid in the Corporation's own authorized but unissued shares, provided that such shares shall be issued at not less than the par value thereof and there shall be transferred to stated capital at the time such dividend is paid an amount at least equal to the aggregate par value of the shares to be issued as a dividend.

     C. The Corporation shall have the use of any cash or property declared as a dividend that is unclaimed until the time it escheats to the applicable jurisdiction. Any stock declared as a dividend or unclaimed shall be voted by the Board of Directors.

     Section 11.2 Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies or for equalizing dividends or for repairing or maintaining any property of the Corporation or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner by which it was created.

                                 ARTICLE TWELVE

                              CORPORATE BOOKS AND RECORDS
                              ---------------------------

     Section 12.1 Minutes of Corporate Meetings. The Corporation shall keep at its principal office, or such other place as the Board of Directors may order, a book of minutes of all meetings of its Directors and of its Stockholders, with the time and place of holding, whether annual, regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of shares present or represented at Stockholders' meetings and the proceedings thereof.

     Section 12.2 Share Register. The Corporation shall keep at the principal office, or at the office of the transfer agent, a share register showing the names of the Stockholders and their addresses, the number of shares held by each and the number and date of cancellation of every certificate surrendered for cancellation. The above specified information may be kept by the Corporation on punch cards, magnetic tape or other information storage device related to electronic data processing equipment provided that such card, tape or other equipment is capable of reproducing the information in clearly legible form.

                                ARTICLE THIRTEEN

                               GENERAL PROVISIONS
                               ------------------

     Section 13.1 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     Section 13.2 Authority for Execution of Contracts and Instruments. The Board of Directors, except as otherwise provided in these By-laws, may authorize any Officer or Officers, agent or agents to enter into any contract or execute and delivery any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specified instances; and, unless so authorized, no Officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

     Section 13.3 Signing of Checks, Drafts, Etc. All checks, drafts or other order for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Corporation shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.